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                                                                 EXHIBIT 23.4

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation of our report dated November 22, 1994 on the Financial Statements of Garbage Disposal Service, Inc. included in this Form 8-K/A into Republic Industries, Inc.'s previously filed Registration Statements on Forms S-3 (Registration Nos. 33-61649, 33-62489 and 33-63735) and S-8 (Registration No. 33-93742).


                                             FARRIS, COOK AND ASSOCIATES P.A.

Charlotte, North Carolina,
  December 20, 1995